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                                                                    EXHIBIT 10.2

                 STOCK ONLY STOCK APPRECIATION RIGHTS AGREEMENT

This AGREEMENT is entered into as of JUNE 4, 2008 by and between MBT Financial Corp., a Michigan corporation ("MBT") and _______________ ("Employee").

                                    Recitals

A. Employee is employed by MBT or a Subsidiary in a position MBT deems to be a key position.

B. MBT's Board of Directors adopted the MBT Financial Corp. 2008 Stock Incentive Plan (the "Plan") effective May 1, 2008.

C. MBT desires to award a Stock Only Stock Appreciation Right, herein after referred to as a SOSAR.

D. In exchange for the award of the SOSAR, Employee is willing to agree to certain restrictions upon the conduct of Employee, which are set forth in
     Section 7 of this SOSAR Agreement.

E. Capitalized terms used but not defined herein shall have the meaning defined for them in the Plan.

                                    Agreement

Now, Therefore, intending to be legally bound and in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1. GRANT OF SOSAR. MBT hereby awards a SOSAR with respect to ______ Common Shares to Employee, subject to the terms and conditions stated herein and in the Plan. Employee has reviewed the Plan and agrees to be bound by the terms, conditions and restrictions set forth therein and in this Agreement as to exercise of the SOSAR.

2. EXERCISE PRICE. The SOSAR shall be exercisable by Employee at the price of $8.53 per Common Share, the Fair Market Value of a Common Share on the date hereof.

3. EXERCISE OF SOSAR. Employee may, in accordance with and subject to the terms of the Plan, exercise the SOSAR by giving written notice of exercise to the Company specifying the number of shares in respect of which the SOSAR is being exercised. Upon exercise and satisfaction of the tax withholding requirements, the Employee is entitled to receive Common Shares equal in value to the excess of the Fair Market Value of a Common Share on the exercise date over the Exercise Price multiplied by the number of SOSARs being exercised. The Company shall deliver to Employee such value in Common Shares rounded down to the nearest whole share with fractional shares paid in cash within sixty days following the exercise date.


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4.   SHARE WITHHOLDING OR REMITTANCE TO PAY WITHHOLDING TAX. In lieu of a cash payment, Employee shall have the discretion, by making an election, subject to the terms and limitations of Article 15.1 of the Plan, to have MBT withhold Common Shares upon exercise of the SOSAR.

5. VESTING OF SOSAR. The SOSAR shall vest and be exercisable for up to a maximum number of corresponding Common Shares on and after the dates shown below, with the condition that Employee shall be employed by MBT Financial Corp. as of each such date in order to earn such vesting:

Number of SOSARs      Date Vested
----------------   -----------------
      _____        December 31, 2008
      _____        December 31, 2009
      _____        December 31, 2010


     Notwithstanding anything to the contrary in the Plan regarding vesting upon death, Disability, Change in Control or retirement, all unvested SOSARs shall immediately vest only upon and to the following extent:

          (1)  death,

          (2)  Disability

          (3) involuntary termination of employment without Cause following a Change in Control; or

          (4) resignation within 90 days of the occurrence of an event constituting Good Reason, which, for purposes hereof, shall mean:
               (a) a material reduction in job responsibilities, duties, and/or status within the Company, or (b) a reduction in base salary, unless such reduction is part of an across-the-board reduction in base salary of all officers of the Company.

          (5)  Retirement on or after attainment of age sixty-two (62).


     You will not be deemed to have resigned for Good Reason unless you execute, within 30 days of your separation, a release of claims in a form substantially similar to the form attached as Exhibit A hereto (the "Release").

6. TERMINATION OF SOSAR. The right to exercise SOSARs granted herein shall terminate on the first to occur of: (a) June 4, 2018; (b) ninety days from the date of the Employee's termination of employment for any reason other than death, Disability, retirement, or for Cause; (c) upon termination for Cause; (d) one year from the date of the Employee's termination of employment due to death, Disability, or retirement; or (e) upon violation of the terms and conditions set forth under section 7 of this agreement.

7.   NONCOMPETITION, NONSOLICITATION AND BUSINESS PROTECTION.

     A.   NONCOMPETITION AGREEMENT AND NONSOLICITATION.

          1. In view of Employee's importance to the success of MBT, Employee and MBT agree that MBT would likely suffer significant harm from Employee's competing with MBT or a Subsidiary during Employee's term of employment with MBT or a Subsidiary and for some period of time thereafter. Accordingly, Employee agrees that Employee shall not engage in competitive activities while employed by MBT or a Subsidiary and during the Restricted Period. Employee shall be deemed to engage in competitive


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               activities if he shall, without the prior written consent of MBT, render services directly or indirectly, as an employee, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of MBT or any Subsidiary in providing financial products or services (including, without limitation, banking, insurance, or securities products or services) to consumers and businesses, or directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise which competes directly or indirectly with the business of MBT or any Subsidiary in providing financial products or services (including, without limitation, banking, insurance or securities products or services) to consumers and businesses. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than 1 percent of any publicly traded corporation, whether or not such corporation is in competition with MBT or a Subsidiary. For purposes of this
               Section 7 the term "Restricted Period" shall be the period of one year following termination for any reason of Employee's employment with MBT or a Subsidiary.

               During the Employee's employment by MBT or a Subsidiary, the covenants contained in this Section 7.A.1. shall apply without regard to geographic location. Following the termination of Employee's employment and during the Restricted Period, the covenants contained in this Section 7.A.1. shall be limited to those counties in which MBT or a Subsidiary has branch banking or other offices, and all contiguous counties to any such county.

          2. While employed by MBT or a Subsidiary and during the Restricted Period, Employee agrees that Employee shall not, in any manner, directly or indirectly, (i) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer or prospective customer of MBT or a Subsidiary to whom Employee provided services, or for whom Employee transacted business, or whose identity becomes known to Employee in connection with Employee's services to MBT or a Subsidiary (including employment with or services to any predecessor or successor entities), to transact business with a person or an entity other than MBT or a Subsidiary or to refuse or refrain from doing any business with MBT or a Subsidiary or
               (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between MBT or a Subsidiary and any such customer or prospective customer. The term "solicit" as used in this Agreement means any communication of any kind whatsoever, inviting, encouraging or requesting any person to take or refrain from taking any action with respect to the business of MBT or a Subsidiary.

          3. While employed by MBT or a Subsidiary and during the Restricted Period, Employee agrees that Employee shall not, in any manner, directly or indirectly, solicit any person who is an employee of MBT or any Subsidiary to apply for or accept employment or a business opportunity with any other person or entity.

          4. The parties agree that nothing herein shall be construed to limit or negate the common law of torts or trade secrets where it provides broader protection than that provided herein.


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     B.   CONFIDENTIAL INFORMATION.

          Employee has obtained and may obtain confidential information concerning the businesses, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters of MBT and its Subsidiaries, that is not generally disclosed to persons not employed by MBT or its Subsidiaries. Such information (referred to herein as the "Confidential Information") may have been or may be provided in written form or orally. Employee shall not disclose to any other person the Confidential Information at any time during his employment with MBT or a Subsidiary or after the termination of his employment, provided that Employee may disclose such Confidential Information only to a person who is then a director, officer, employee, partner, attorney or agent of MBT or a Subsidiary who, in Employee's reasonable good faith judgment, has a need to know the Confidential Information.

     C.   EFFECT OF BREACH; MBT'S REMEDIES; TRANSFER OF OPTION

          1. The right to exercise the SOSAR shall terminate upon Employee's breach of any of Employee's obligations set forth in this Section 7.

          2. Employee acknowledges that the award of the SOSAR constitutes valuable consideration to Employee and that a violation on Employee's part of this Section 7 would cause immeasurable and irreparable damage to MBT. Accordingly, Employee agrees that MBT shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any of the provisions of this Section 7, in addition to any other remedies it may have.

          3. In addition to MBT's right to seek injunctive relief as set forth in subsection 2 above of this Section 7.C., in the event that Employee shall violate the terms and conditions of this Section 7, MBT may: (i) make a general claim for damages and (ii) terminate any payments or benefits payable by MBT, if applicable, to Employee.

          4. The Board shall be responsible for determining whether Employee shall have violated this Section 7, and in the absence of Employee's ability to show that the Board has acted in bad faith and without fair dealing, such decision will be final and binding. Upon the request of Employee, MBT shall provide an advance opinion as to whether a proposed activity would violate the provisions of Section 7 of this SOSAR Agreement.

          5. Employee's obligations under this Section 7 shall be unaffected by any transfer of the SOSAR, whether permitted under the Plan, or otherwise.

8. MISCELLANEOUS. This SOSAR Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral. This SOSAR Agreement may only be amended in writing signed by the parties hereto. This SOSAR Agreement shall be enforced and construed in accordance with the laws of the State of Michigan. The captions herein are for convenience of reference only and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this SOSAR Agreement. This SOSAR Agreement shall be binding upon and inure to the benefit of MBT, Employee and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS Agreement as of the date first set forth above.


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MBT FINANCIAL CORP.


By:
    ---------------------------

EMPLOYEE


-------------------------------


                          ELECTION TO NAME BENEFICIARY

The undersigned hereby names _____________________________, as beneficiary of this SOSAR Grant to exercise and receive the shares the subject hereof upon my death.


-------------------------------------      -------------------------------------
Signature                                  Date


(Note: In the absence of a designation of a beneficiary upon the death of the holder, this SOSAR Grant may be exercised, subject to the terms of the 2008 Stock Incentive Plan regarding termination of SOSARs and other matters, by the personal representative of the estate of the deceased SOSAR holder.)


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                                                                       Exhibit A

Release of Claims

     I acknowledge that I have had twenty-one days to decide whether to execute this Release of Claims ("Release") and that I have been advised in writing to consult an attorney before executing this Release. I acknowledge that I have seven days from the date I execute this Release to revoke my signature. I understand that if I choose to revoke this Release I must deliver my written revocation to the Company before the end of the seven-day period.

     I, for myself, my heirs, successors, and assigns do hereby settle, waive, and release the Company ("the Company") and any of its past and present officers, owners, stockholders, partners, directors, agents, employees, successors, predecessors, assigns, representatives, attorneys, divisions, subsidiaries, or affiliates from any and all claims, charges, complaints, rights, demands, actions, and causes of action of any kind or character, in contract, tort, or otherwise, based on actions or omissions occurring in the past and/or present, and regardless of whether known or unknown to me at this time, including those not specifically mentioned in this Release. Among the rights, claims, and causes of action which I give up under this Release are those arising in connection with my employment and the termination of my employment, including rights or claims under federal, state and local fair employment practice or discrimination laws (including the various Civil Rights Acts, the Age Discrimination in Employment Act, the Equal Pay Act, and any similar state laws of the State of Michigan), laws pertaining to breach of employment contract, wrongful termination or other wrongful treatment, and any other laws or rights relating to my employment with the Company and the termination of that employment. I acknowledge that I am aware of my rights under the Age Discrimination in Employment Act, and that I am knowingly and voluntarily waiving and releasing any claim of age discrimination which I may have under that statute as part of this Release. This agreement does not waive or release any rights, claims, or causes of action that may arise from acts or omissions occurring after the date I execute this Release, nor does this agreement waive or release any rights, claims or causes of action relating to
(A) indemnification from the Company and its affiliates with respect to my activities on behalf of the Company and its affiliates prior to my termination of employment, (B) compensation or benefits to which I am entitled under any compensation or benefit plans of the Company or its affiliates or (C) amounts to which I am entitled pursuant to the Agreement to which a form of this Release of Claims was attached as Exhibit A. Except as contemplated by the preceding sentence, I agree not to bring or join any lawsuit or file any claim against the Company in any court relating to my employment or the termination of my employment.